EXHIBIT 23.1

AUDIT ALLIANCE LLP®

A Top 18 Audit Firm

10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the S-1 Registration Statement (No. 333-262217) of Mega Matrix Corp. (the “Company”) of our report dated March 31, 2023 relating to the consolidated financial statements of Company for the years ended December 31, 2022 and 2021, which report appears in this annual report on Form 10-K for the year ended December 31, 2022.

Our report includes an explanatory paragraph that states that the Company filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code on March 29, 2021. The Company’s plan of reorganization became effective and the Company emerged from bankruptcy protection on September 30, 2021. In connection with its emergence from bankruptcy, the Company adopted the guidance for fresh start accounting in conformity with FASB ASC Topic 852, Reorganizations, effective as of September 30, 2021. Accordingly the Company’s consolidated financial statements prior to September 30, 2021 are not comparable to its consolidated financial statements for periods after September 30, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Audit Alliance LLP

Audit Alliance LLP

Singapore

March 31, 2023